Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Cadmus Communications Corporation (the "Company") on Form S-8 of our reports dated September 26, 1997 on our audits of the consolidated financial statements and financial statement schedule of the Company and Subsidiaries as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.


                                                      /s/  ARTHUR ANDERSEN LLP

Richmond, Virginia
October 30, 1997